EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-146340 and 333-172619 on Form S-8 of our reports dated February 16, 2012, relating to the financial statements of athenahealth, Inc. and subsidiaries and the effectiveness of athenahealth, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of athenahealth, Inc. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 16, 2012